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                                                                    EXHIBIT 99.1


    COMMUNITY CAPITAL BANCSHARES REPORTS POSITIVE THIRD QUARTER 2006 EARNINGS

ALBANY, Ga., Nov. 7, 2006 (PRIMEZONE) -- Community Capital Bancshares Inc. (NASDAQ:ALBY - NEWS) today reported quarterly net income of $570,399 for the three months ended September 30, 2006, which compares to a loss of $205,152 in the third quarter of 2005. Diluted earnings per share were $0.18 in the third quarter of 2006, compared to a loss of $0.07 for the same period last year.

Net interest income was $3.0 million in the third quarter of 2006, a 30.7% increase from the third quarter of 2005. Non-interest income totaled $753,766 at September 30, 2006, a 6.7% increase from the previous year. Non-interest expense for the third quarter 2006 totaled $2.8 million, which compares to $3.0 million for the prior-year period.

"As previously reported, in July 2006, we entered into formal agreements with the Office of the Comptroller of the Currency," said John H. Monk, Jr. President and CEO. "One of the requirements of the agreements was to meet, and maintain certain capital requirements as of the end of the third quarter. As a result, we have restrained our rate of growth and reduced our asset size by 6% through the sales of loan participations and investment securities."

Total assets at September 30, 2006, were $325.3 million, compared to $344.3 million at June 30, 2006, and $284.3 million at September 30, 2005. Net loans at the end of the third quarter were $240.7 million, an increase of 19.5% from the same period a year ago. Total deposits at September 30, 2006, were $264.2 million, an increase of 20.3% from Sept. 30, 2005. Total year-to-date average assets were $331.05 million and average earning assets were $304.2 million.

For the nine months ended September 30, 2006, the Company earned $0.44 in fully diluted earnings per share on net income of $1.3 million, compared to $0.09 and $285,652, respectively, in the same period in 2005.

ABOUT COMMUNITY CAPITAL BANCSHARES

Headquartered in Albany, Ga., Community Capital Bancshares is the $325 million-asset holding company for Albany Bank & Trust and AB&T National Bank. Albany Bank & Trust has three banking locations in Albany and a loan production office in Charleston, S.C. AB&T National Bank has offices in Dothan, Ala., and Auburn, Ala. The Company's common stock is traded on the Nasdaq Capital Market under the symbol "ALBY". For more information, please visit the Company's website at HTTP://WWW.COMCAPBANCSHARES.COM.

The preceding release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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                      COMMUNITY CAPITAL BANCSHARES, INC.
                             AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (Unaudited)
                         September 30, 2006 and 2005



            Assets                             2006           2005
            ------                        ------------   ------------



 Cash and due from banks                  $ 12,452,969   $  8,787,712
 Federal funds sold                          6,881,000      8,222,000
 Securities available for sale, at fair
  value                                     40,782,625     44,657,481

 Loans                                     244,303,849    203,696,022
 Less allowance for loan losses              3,612,901      2,232,423
                                          ------------   ------------
   Loans, net                              240,690,948    201,463,599

 Premises and equipment                      9,415,781      7,828,628
 Goodwill and other intangible assets        2,583,683      2,627,354
 Other assets                               12,470,864     10,756,038
                                          ------------   ------------

                                          $325,277,870   $284,342,812
                                          ============   ============

         Liabilities and Stockholders' Equity
         ------------------------------------
 Deposits
  Noninterest-bearing                     $ 29,813,633   $ 20,719,628
  Interest-bearing                         234,378,573    198,970,713
                                          ------------   ------------
   Total deposits                          264,192,206    219,690,341
 Other borrowings                           31,124,000     37,124,000
 Other liabilities                           2,425,154      1,578,586
                                          ------------   ------------
   Total liabilities                       297,741,360    258,392,927
                                          ------------   ------------

 Total stockholders' equity                 27,536,510     25,949,885
                                          ------------   ------------
                                          $325,277,870   $284,342,812
                                          ============   ============





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                       COMMUNITY CAPITAL BANCSHARES, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                       Three months ended        Nine months ended
                          September 30,             September 30,
                       2006         2005         2006         2005
                   -----------  -----------  -----------  -----------
 Interest income
  Loans            $ 5,556,428  $ 3,539,876  $15,809,774  $ 8,754,488
  Investments          500,224      468,601    1,631,853    1,431,393
                   -----------  -----------  -----------  -----------
   Total interest
    income           6,056,652    4,008,477   17,441,627   10,185,881
                   -----------  -----------  -----------  -----------
 Interest expense
  Deposits           2,681,322    1,339,949    7,401,782    2,986,471
  Other borrowed
   money               399,092      390,533    1,260,228      937,080
                   -----------  -----------  -----------  -----------
   Total interest
    expense          3,080,414    1,730,482    8,662,010    3,923,551
                   -----------  -----------  -----------  -----------

   Net interest
    income           2,976,238    2,277,995    8,779,617    6,262,330
 Provision for
  loan losses          124,500      370,000      937,000      800,000
                   -----------  -----------  -----------  -----------

   Net interest
    income after
    provision for
    loan losses      2,851,738    1,907,995    7,842,617    5,462,330
                   -----------  -----------  -----------  -----------
 Other income
  Service charges
                                   on deposit
   accounts            302,769      277,251      957,924      747,534
  Other operating
   income              450,997      429,298    1,201,814      777,951
                   -----------  -----------  -----------  -----------
   Total other
    income             753,766      706,549    2,159,738    1,525,485
                   -----------  -----------  -----------  -----------
 Other expenses
  Salaries and
   employee
   benefits          1,456,605   11,110,135    4,174,538    2,859,776
  Equipment and
   occupancy
   expenses            354,144      309,071      988,860      871,713
  Loss on other
   than temporarily
   impaired
   securities               --      763,000           --      763,000
  Other operating
   expenses            939,579   (9,220,990)   2,854,140    2,159,178
                   -----------  -----------  -----------  -----------
   Total other
    expenses         2,750,328    2,961,216    8,017,538    6,653,667
                   -----------  -----------  -----------  -----------

   Income before
    income taxes       855,176     (346,672)   1,984,817      334,148

 Income tax
  expense              284,777     (141,520)     643,129       48,496
                   -----------  -----------  -----------  -----------

   Net income      $   570,399  $  (205,152) $ 1,341,688  $   285,652
                   ===========  ===========  ===========  ===========
 Basic earnings
  per share        $      0.19  $     (0.07) $      0.46  $      0.10
                   ===========  ===========  ===========  ===========
 Diluted earnings
  per share        $      0.18  $     (0.07) $      0.44  $      0.09
                   ===========  ===========  ===========  ===========